UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2020

Translate Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38550	61-1807780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29 Hartwell Avenue Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 945-7361

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value	TBIO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K and Exhibit 99.1 hereto contain forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, those regarding: the expectations of Translate Bio, with respect to the benefits of its collaboration with Sanofi Pasteur, including the potential to receive various milestone and other future payments under the collaboration; the potential of Translate Bio’s mRNA platform; Translate Bio’s expectations regarding its financial positioning after giving effect to the expanded collaboration with Sanofi Pasteur; the period in which Translate Bio expects to have available cash to fund its operations; and the anticipated initiation of clinical trials for a COVID-19 vaccine in the fourth quarter 2020 and for a flu vaccine in mid-year 2021; Translate Bio’s beliefs regarding the broad applicability of its MRT platform; and Translate Bio’s plans, strategies and prospects for its business, including its lead development programs. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forward,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to: the current and potential future impacts of the ongoing COVID-19 pandemic on Translate Bio’s business, financial condition, operations and liquidity; Translate Bio’s ability to advance the development of its platform and programs under the timelines it projects, demonstrate the requisite safety and efficacy of its product candidates and replicate in clinical trials any positive findings from preclinical studies; the successful advancement of the collaboration agreement between Translate Bio and Sanofi Pasteur; the content and timing of decisions made by the U.S. Food and Drug Administration, other regulatory authorities and investigational review boards at clinical trial sites, including decisions as it relates to ongoing and planned clinical trials; Translate Bio’s ability to obtain, maintain and enforce necessary patent and other intellectual property protection; the availability of significant cash required to fund operations; competitive factors; general economic and market conditions and other important risk factors set forth under the caption “Risk Factors” in Translate Bio’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 filed with the Securities and Exchange Commission on May 7, 2020 and in any other subsequent filings made by Translate Bio. Any forward-looking statements contained in this Current Report on Form 8-K and Exhibit 99.1 hereto speak only as of the date hereof, and Translate Bio specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Item 1.01	Entry Into a Material Definitive Agreement.

Second Amendment to Collaboration and License Agreement

On June 22, 2020, Translate Bio MA, Inc. (the “Company”), a wholly owned subsidiary of Translate Bio, Inc., a Delaware corporation (“Translate Bio”), entered into a Second Amendment to the Collaboration and License Agreement (the “Amendment”) with Sanofi Pasteur Inc. (“Sanofi Pasteur”), which amended that certain Collaboration and License Agreement entered into between the Company and Sanofi Pasteur as of June 8, 2018 (as previously amended, the “Agreement”). The Amendment amends the Agreement to expand the scope of the collaboration and the licenses granted to Sanofi Pasteur. The Amendment will become effective on the closing date (the “Effective Date”), which is anticipated to be three business days following receipt of clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “Antitrust Clearance”), assuming such clearance is received.

Pursuant to the Amendment, the Company and Sanofi Pasteur agreed to jointly conduct research and development activities to advance mRNA vaccines for up to seven infectious disease pathogens. The parties have agreed to extend the term of the collaboration until June 2022 (the “Collaboration Term”), with an option for Sanofi Pasteur to extend for one additional year. If Sanofi Pasteur elects to so extend, the collaboration may be further expanded to develop mRNA vaccines for up to an additional three infectious disease pathogens. The parties have agreed to update collaboration plans and collaboration budgets for the collaboration activities.

Under the terms of the Amendment, the Company has agreed to expand the licenses granted under the Agreement to grant to Sanofi Pasteur exclusive, worldwide licenses under applicable patents, patent applications, know-how and materials, including those arising under the collaboration, to develop, commercialize and manufacture mRNA vaccines to prevent, treat or cure diseases, disorders or conditions in humans caused by any infectious disease pathogens, with certain specified exceptions (the “Licensed Fields”). As a result, the license option in the Agreement, under which Sanofi Pasteur had an option to acquire licenses to additional pathogens from the Company, has been removed from the Agreement under the Amendment.

Pursuant to the Amendment, Sanofi Pasteur agreed to concurrently enter into the Securities Purchase Agreement further described below and to pay the Company an additional upfront payment of $300.0 million within 10 business days after the Effective Date. If Sanofi Pasteur chooses to exercise its option to extend the Collaboration Term for an additional year, Sanofi Pasteur has agreed to pay the Company an additional $75.0 million. The Agreement and the Amendment collectively provide that the Company is eligible to receive aggregate potential payments of up to $1,940.0 million upon the achievement of additional specified development, regulatory, manufacturing and commercialization milestones. In particular, the Company is entitled to receive development, regulatory and sales milestone payments of up to $148.0 million for each Licensed Field other than the SARS-CoV-2 Licensed Field, development, regulatory and sales milestone payments of up to $250.0 million in the SARS-CoV-2 Licensed Field, and one-time manufacturing milestone payments of up to $200.0 million. Under the terms of the Amendment, Sanofi Pasteur has also agreed to pay the Company royalties on net sales of mRNA vaccines in the SARS-CoV-2 Licensed Field in accordance with the terms of and at the same high single digits to low teens percentages set forth in the Agreement, except where such vaccines are provided as a donation or transferred to a third party without any profit margin.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which Translate Bio intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter in which the Effective Date occurs. A summary of the terms of the Agreement is set forth in Translate Bio’s Quarterly Report in Form 10-Q for the quarter ended March 31, 2020, which was filed with the Securities and Exchange Commission (the “SEC”) on May 7, 2020.

Supply Agreement

In connection with the execution of the Amendment, Sanofi Pasteur and the Company also entered into a supply agreement (the “Supply Agreement”) governing the terms of the supply of products by the Company. Pursuant to the Supply Agreement, the Company have agreed to use commercially reasonable efforts to manufacture and supply Sanofi Pasteur with non-clinical and clinical supply of products and other research materials in certain Licensed Fields, as set forth in the Amendment. Under the Amendment, the parties have agreed to enter into a separate supply agreement, which is expected to be entered into this calendar year, for Phase 3 and commercial supply of products in the SARS-CoV-2 Licensed Field. Sanofi Pasteur will pay the Company for the non-clinical and clinical supply at the Company’s cost to manufacture plus a specified markup.

The Supply Agreement provides that it will remain in effect until terminated in accordance with its terms. However, the Company’s obligation to manufacture and supply products is limited to a defined duration based on the Licensed Field of the applicable product, as set forth in the Amendment. The Supply Agreement may be terminated by the mutual consent of the parties. Sanofi Pasteur may terminate the Supply Agreement for convenience after a specified notice period, or in the event that the Company does not provide the supply in a timely manner. The Company may terminate the Supply Agreement in the event of a breach by Sanofi Pasteur of its payment obligations and such breach remains uncured for a specified period.

The foregoing summary of the Supply Agreement is qualified in its entirety by reference to the full text of the Supply Agreement, a copy of which Translate Bio intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter in which the Effective Date occurs.

Securities Purchase Agreement

In connection with the execution of the Amendment, Sanofi, a French corporation and affiliate of Sanofi Pasteur (the “Investor”), and Translate Bio also entered into a securities purchase agreement (the “Securities Purchase Agreement”) on June 22, 2020 (the “Signing Date”) for the sale and issuance of 4,884,434 shares of common stock (the “Shares”) to the Investor at a price of $25.59 per share, for an aggregate purchase price of approximately $125.0 million.

The consummation of the transactions contemplated by the Securities Purchase Agreement is subject to specified conditions, including: (i) the parties’ obtaining Antitrust Clearance; (ii) the Amendment remaining in full force and effect; (iii) the Registration Rights Agreement (as defined below) having been executed; (iv) no material adverse effect having occurred with respect to Translate Bio; and (v) the satisfaction or waiver of other customary closing conditions. The parties have agreed to hold the closing of the purchase and sale of the Shares (the “Closing”) no earlier than the second business day and no later than the fifth business day after the Antitrust Clearance.

The Securities Purchase Agreement may be terminated upon the mutual consent of the parties. Either party may terminate the Securities Purchase Agreement if the Closing has not occurred prior to December 19, 2020. Either party also may terminate the Securities Purchase Agreement prior to the Closing if specified conditions set forth therein become incapable of fulfillment and have not been waived by the other party.

In addition, pursuant to the terms of the Securities Purchase Agreement, the Investor will agree not to, without the prior written approval of Translate Bio and subject to specified conditions, directly or indirectly acquire shares of the Translate Bio’s outstanding common stock, make a tender, exchange, or other offer to acquire shares of Translate Bio’s outstanding common stock, solicit proxies or consents with respect to any matter, or undertake other specified actions related to the potential acquisition of additional equity interests in Translate Bio (the “Standstill Restrictions”). Further, the Investor will also agree not to, and to cause its affiliates not to, sell or transfer the Shares without the prior written approval of Translate Bio, subject to specified conditions (the “Lock-Up Restrictions”).

The Standstill Restrictions terminate 12 months after the Closing. The Lock-Up Restrictions terminate 18 months from the Closing.

The foregoing description of the terms of the Securities Purchase Agreement is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which Translate Bio intends to file with the SEC as an exhibit to Translate Bio’s Quarterly Report for the quarter in which the Closing occurs.

Registration Rights Agreement

As a condition to the Closing, the Investor and Translate Bio must also enter into a registration rights agreement (the “Registration Rights Agreement”) providing the Investor with certain registration rights with respect to the Shares.

Pursuant to the terms of and subject to the conditions set forth in the Registration Rights Agreement, Translate Bio has agreed to agree to provide the Investor with certain registration rights (the “Registration Rights”) such that, promptly, but no later than 30 days, following the Closing, Translate Bio has agreed to prepare and file with the SEC a registration statement covering the resale of the Shares (a “Registration Statement”). Translate Bio has agreed to use commercially reasonable efforts to keep such Registration Statement effective until the date on which all Shares (i) are sold pursuant to a Registration Statement or Rule 144 under the Securities Act of 1933, as amended, or (ii) may be sold without restriction pursuant to Rule 144 under the Securities Act of 1933, as amended. Translate Bio will be responsible for specified fees and expenses incurred in connection with the registration of the Investor’s Shares for resale. Translate Bio will grant to the Investor, and the Investor will grant to Translate Bio, customary indemnification rights in connection with the Registration Statement.

The foregoing description of the terms of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which Translate Bio intends to file with the SEC as an exhibit to Translate Bio’s Quarterly Report for the quarter in which the Closing occurs.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above under the caption “Securities Purchase Agreement” is incorporated herein by reference. Translate Bio expects the Shares to be issued in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, for a transaction by an issuer not involving any public offering within the meaning of Section 4(a)(2) thereunder.

Item 8.01	Other Events.

Press Release

On June 23, 2020, Translate Bio issued a press release announcing the transactions described in Item 1.01 and 3.02 of this Current Report on Form 8-K. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Projected Cash Runway

Assuming the completion of the transactions described in Item 1.01 of this Current Report on Form 8-K, Translate Bio believes that its existing cash, cash equivalents and short-term investments of $155.1 million as of March 31, 2020, together with the net proceeds of approximately $36.6 million from the issuances and sales of common stock pursuant to its at-the-market offering facility between March 30, 2020 and May 1, 2020, and the payments that it expects to receive from Sanofi Pasteur and the Investor assuming receipt of Antitrust Clearance and the closing of the transaction, will enable Translate Bio to fund its operating expenses and capital expenditure requirements for the next 36 months. However, Translate Bio has based this estimate on assumptions that may prove to be wrong, and Translate Bio could exhaust its available capital resources sooner than it expects.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 23, 2020 entitled “Sanofi and Translate Bio expand collaboration to develop mRNA vaccines across all infectious disease areas”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSLATE BIO, INC.

Date: June 23, 2020	By:	/s/ Paul Burgess
Paul Burgess
Chief Operating Officer, Chief Legal Officer and Secretary